                                   EXHIBIT 11

                       Calculation of Earnings Per Share
                     (In thousands, except per share data)



                                                            For the Three
                                                                Months
                                                            Ended June 30,
                                                          -------------------
 Calculation of Primary Earnings Per Common Share          1996         1995
 ------------------------------------------------         ------       ------
 Net income before preferred stock dividends              $1,134       $  314
 Preferred stock dividends                                  (537)        (502)
                                                          ------       ------
 Net income available to common shares                    $  597       $ (188)
                                                          ======       ======

 Weighted average number of common shares outstanding
  during the period                                        5,698        2,027
 Assumed exercise of stock options (Modified Treasury
  Stock Method)                                              249          --
                                                          ------       ------
 Weighted average number of common share equivalents
  assumed outstanding during the period                    5,947        2,027
                                                          ======       ======

 Primary earnings per share                               $0 .10       $(0.09)
                                                          ======       ======






                                                            For the Three
                                                                Months
                                                            Ended June 30,
                                                          -------------------
 Calculation of Fully Diluted Earnings Per Common Share     1996        1995
 ------------------------------------------------------    ------      ------
Net income before preferred stock dividends                $1,134      $  314
Preferred stock dividends                                    (537)       (502)
                                                           ------      ------
Net income available to common shares                      $  597      $ (188)
                                                           ======      ======

Weighted average number of common shares outstanding
 during the period                                          5,698       2,027
Assumed exercise of stock options (Modified Treasury
 Stock Method)                                                249          --
                                                           ------      ------
Weighted average number of fully diluted common share
 equivalents assumed outstanding during the period          5,947       2,027
                                                           ======      ======

Fully diluted earnings per share                           $ 0.10      $(0.09)
                                                           ======      ======

                                   EXHIBIT 11

                       Calculation of Earnings Per Share
                     (In thousands, except per share data)






                                                            For the Three
                                                                Months
                                                            Ended June 30,
                                                          --------------------
 Calculation of Primary Earnings Per Common Share           1996        1995
 ------------------------------------------------          -------     -------
 Net before preferred stock dividends                      $ 2,738     $ 1,277
 Preferred stock dividends                                  (1,609)     (1,507)
 Reduction of interest expense due to assumed exercise
  of stock options, net of taxes                                 3          --
                                                           -------     -------
 Net income available to common shares                     $ 1,132     $  (230)
                                                           =======     =======

 Weighted average number of common shares outstanding
  during the period                                          3,739       2,017
 Assumed exercise of stock options (Modified Treasury
  Stock Method)                                                258          --
Weighted average number of common share equivalents
  assumed outstanding during the period                      3,997       2,017
                                                           =======     =======

Primary earnings per share                                 $  0.28     $ (0.11)
                                                           =======     =======





                                                            For the Three
                                                                Months
                                                            Ended June 30,
                                                          -------------------
 Calculation of Fully Diluted Earnings Per Common Share     1996        1995
 ------------------------------------------------------    ------      ------
Net income before preferred stock dividends                $ 2,738     $ 1,277
Preferred stock dividends                                   (1,609)     (1,507)
                                                           -------     -------
Net income available to common shares                      $ 1,129     $  (230)
                                                           =======     =======

Weighted average number of common shares outstanding
during the period                                            3,739       2,017
Assumed exercise of stock options (Modified Treasury
Stock Method)                                                  258          --
                                                           -------     -------
Weighted average number of fully diluted common share
equivalents assumed outstanding during the period            3,997       2,017
                                                           =======     =======

Fully diluted earnings per share                           $  0.28     $ (0.11)
                                                           =======     =======



                                      25